Exhibit 7(c)

CUSTODY AGREEMENT

For IM Seg.

by and between

CLIENTS SET FORTH IN APPENDIX I

and

THE BANK OF NEW YORK MELLON

CUSTODY AGREEMENT

CUSTODY AGREEMENT (“Agreement”), dated as of [ ] between THE BANK OF NEW YORK MELLON, a bank organized under the laws of the state of New York (“Custodian”) and each entity identified, now or on a subsequent date in Appendix I attached hereto, severally and not jointly (each such entity, a “Client”). Appendix I hereto may be amended in writing by the parties from time to time.

Each Client listed in Appendix I hereto shall be referred to individually as a Client in this document. It is understood and agreed that this document is in the form of a single document for the purpose of administrative convenience only and shall constitute a separate Custody Agreement between the Custodian and each Client as if each such Client had executed a separate document naming only itself as Client. No Client shall have any liability under this document for the obligations of any other Client.

Client and Custodian anticipate entering into one or more collateral account control agreements pursuant to which Client will pledge assets to one or more secured parties (“Secured Party”) in accordance with its requirements under an ISDA regulatory initial margin collateral document with each such client and with respect to which Custodian will act as custodian or securities intermediary (each such collateral account control agreement a “Control Agreement” and each account under any such Control Agreement a “Control Agreement Account”).

SECTION 1– CUSTODY ACCOUNTS; INSTRUCTIONS

1.1        Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

“40 Act” means the Investment Company Act of 1940, as amended.

“Account” or “Accounts” shall have the meaning set forth in Section 1.2.

“Authorized Instructions” shall have the meaning set forth in Section 1.4.

“Authorized Person” shall mean any Person authorized by Client to give Oral or Written Instructions with respect to one or more Accounts or with respect to foreign exchange, derivative investments or information and transactional web based services provided by Custodian or a BNY Mellon Affiliate. Authorized Persons shall include Persons authorized by an Authorized Person. Authorized Persons, their signatures and the extent of their authority shall be provided by Written Instructions. Custodian may conclusively rely on the authority of such Authorized Persons until it receives a Written Instruction to the contrary.

“BNY Mellon Affiliate” shall mean any direct or indirect subsidiary of The Bank of New York Mellon Corporation.

“Book-Entry System” shall mean the U.S. Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

“Business Day” shall mean any day on which Custodian and relevant Depositories and Subcustodians are open for business.

“Centralized Functions” shall have the meaning set forth in Section 6.7.

“Country Risk Events” shall have the meaning set forth in Section 2.1.

“Customer-Related Data” shall have the meaning set forth in Section 6.7.

“Data Providers” shall mean pricing vendors, analytics providers, brokers, dealers, investment managers, Authorized Persons, Subcustodians, Depositories and any other Person providing Market Data to Custodian.

“Data Terms Website” shall mean http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by Custodian to Client.

“Depository” shall include the Book-Entry System, the Depository Trust Company, Euroclear, Clearstream Banking S.A., the Canadian Depository System, CLS Bank and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law.

“Economic Sanctions Compliance Program” shall mean those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions.

“Foreign Depository” means an Eligible Securities Depositary as defined in Rule 17f-7 under the 40 Act as identified to the Client (that is an investment company as defined under the 40 Act) from time to time.

“Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims.

“Market Data” shall mean pricing or other data related to Securities and other assets. Market Data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from investment managers and others.

“Non-Custody Assets” shall have the meaning set forth in Section 9.1.

“Oral Instructions” shall mean instructions expressed in spoken words received by Custodian.

“Operational Losses” shall have the meaning set forth in Section 2.2.

“Person” or “Persons” shall mean any entity or individual.

“Required Care” shall have the meaning set forth in Section 2.2.

“Sanctions” shall mean all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the United States Office of Foreign Assets Control), and the European Union (including any national jurisdiction or member state thereof), in addition to any other applicable authority with jurisdiction over Client.

“Securities” shall include, without limitation, any common stock and other equity securities, depository receipts, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Subcustodian or on the books of the issuer) that are acceptable to Custodian.

“Subcustodian” shall mean a bank or other financial institution (other than a Depository) that is utilized by Custodian or by a BNY Mellon Affiliate, in its discretion, in connection with the purchase, sale or custody of Securities or cash hereunder.

“Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Third Party Service Provider” shall mean a service provider hired by Custodian to provide or to assist Custodian with providing value-added services requested by Client.

“Written Instructions” shall mean written communications received by Custodian by S.W.I.F.T., overnight delivery, postal services, facsimile transmission, email, on-line communication system or other method or system, each as specified by Custodian as available for use in connection with the services hereunder.

1.2        Establishment of Account. Client hereby appoints Custodian as custodian of all Securities, cash and other property at any time delivered to Custodian to be held under this Agreement. Custodian hereby accepts such appointment and agrees to establish and maintain one or more accounts in which Custodian will hold Securities, cash and other property as provided herein. Such accounts (each, an “Account,” and collectively, the “Accounts”) shall be in the name of Client, or with Custodian’s prior approval (which may be withheld in Custodian’s sole discretion), in the names of third parties. Client acknowledges and agrees that it shall be liable to Custodian as a principal for the satisfaction of all obligations and liabilities arising in connection with the Accounts without regard to any rights or recourse Client may have against any third party for reimbursement of such obligations and liabilities.

In the event that the Client invests in “Foreign Assets” or otherwise requires the services of a “Foreign Custody Manager” as those terms are defined under Rule 17f-5 under the 40 Act, the Custodian agrees to act as the Client’s Foreign Custody Manager subject to (i) adoption by the Client’s board of directors/trustees of a resolution appointing the Custodian as Foreign Custody Manager and (ii) the parties’ execution of a mutually agreeable Foreign Custody Manager agreement covering the Client’s foreign custody arrangements under Rule 17f-5 under the 40 Act.

1.3        Distributions. Custodian shall make distributions or transfers out of an Account pursuant to Authorized Instructions. In making payments to service providers pursuant to Authorized Instructions, Client acknowledges that Custodian is acting in an administrative or ministerial capacity, and not as the payor, for tax information reporting and withholding purposes.

1.4        Authorized Instructions. Custodian shall be entitled to rely upon any Oral or Written Instructions actually received by Custodian and reasonably believed by Custodian to be from an Authorized Person (“Authorized Instructions”). Client agrees that an Authorized Person shall forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Custodian may act on such Oral Instructions but is not obligated to do so until Written Instructions are received. Client agrees that the fact that Written Instructions confirming Oral Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.

1.5        Authentication. If Custodian receives Written Instructions that appear on their face to have been transmitted by an Authorized Person via (i) facsimile, email, or other electronic method that is not secure, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, Client understands and agrees that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall be entitled to conclusively presume that such Written Instructions have been sent by an Authorized Person and are Authorized Instructions. Client shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Custodian and that all Authorized Persons treat applicable user and authorization codes, passwords and authentication keys with extreme care.

1.6        Security Procedure. Client acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method selected by the sender. Client agrees that the security procedures, if any, to be followed in connection with a transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

1.7        On-Line Systems. If an Authorized Person elects to transmit Written Instructions through an on-line communication system offered by Custodian, the use thereof shall be subject to any terms and conditions contained in a separate written agreement. If Client or an Authorized Person elects, with Custodian’s prior consent, to transmit Written Instructions through an on-line communications service owned or operated by a third party, Client agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

SECTION 2 – CUSTODY SERVICES

2.1        Holding Securities. Subject to the terms hereof, Client hereby authorizes Custodian to hold any Securities, cash and other property in registered form in the name of Custodian or one of its nominees. Securities held for Client hereunder shall be segregated on Custodian’s books and records from Custodian’s own property.

a.        Custodian shall be entitled to utilize Subcustodians and Depositories in connection with its performance hereunder. Notwithstanding the foregoing, where the Client is an investment company (as defined under the 40 Act), Custodian will not utilize a Subcustodian that is an “Eligible Foreign Custodian” (as defined in Rule 17f-5 under the 40 Act) to hold “Foreign Assets” (as defined in such Rule 17f-5) until after Custodian is informed, pursuant to such means as determined by Custodian, if it has agreed to act as Client’s “Foreign Custody Manager” (as defined in such Rule 17f-5), that Client’s board of directors or similar governing body or Client’s “Foreign Custody Manager” (as defined in such Rule 17f-5) (if not the Custodian) has determined that utilization of such Subcustodian satisfies the applicable requirements of such Rule 17f-5.

b.        Securities, cash and other property held through Subcustodians shall be held subject to the terms and conditions of Custodian’s or a BNY Mellon Affiliate’s agreements with such Subcustodians. Securities, cash and other property deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Subcustodians may hold Securities, cash and other property in Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice, the rules of a particular Depository or a particular subcustodian agreement, Securities deposited with Subcustodians or Depositories will be held in a commingled account in the name of Custodian or a BNY Mellon Affiliate for its clients. Custodian shall identify on its books and records the Securities, cash and other property belonging to Client, whether held directly or indirectly through Depositories or Subcustodians. In no event shall Custodian be liable for any Losses arising out of the holding of Securities or cash in any particular country, including but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations or currency redenomination; availability of Securities or cash or market conditions which prevent the transfer of property or the execution of Securities transactions or affect the value of property (“Country Risk Events”).

2.2        Subcustodians. Custodian shall exercise reasonable care in the selection or retention, monitoring and continued use of Subcustodians in light of prevailing rules, practices, procedures and circumstances in the relevant market (the “Required Care”).

With respect to any Losses incurred by Client as a result of the acts or the failure to act by any Subcustodian (“Operational Losses,” which specifically excludes Losses arising out of or relating to Country Risk Events), Custodian shall be liable for:

a.        Operational Losses with respect to Securities or cash held by Custodian with or through a BNY Mellon Affiliate; and

b.        Operational Losses with respect to Securities or cash held by Custodian with or through a Subcustodian (other than a BNY Mellon Affiliate) to the extent that such Operational Losses were directly caused by failure on the part of Custodian to exercise Required Care.

2.3        With respect to all other Operational Losses not covered by clauses (a) and (b) above, Custodian shall take appropriate action to recover Operational Losses from such Subcustodian, and Custodian’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of reasonable costs and expenses incurred by Custodian).

In addition, Custodian shall be liable for repayment to Client of cash credited to Client’s Account and credited to Client’s or Custodian’s cash account at the Subcustodian that the Custodian is not able to recover from the Subcustodian (other than as a result of Country Risk Events).

2.4        Depositories.

a.        Custodian shall have no liability whatsoever for the action or inaction of any Depository or for any Losses resulting from the maintenance of Securities with a Depository except to the extent such action or inaction is a direct result of the Custodian’s negligence or willful misconduct. Custodian shall be liable to repay cash credited to Client’s Account and credited to Client’s, Custodian’s or the Subcustodian’s account at such Depository (other than as a result of Country Risk Events).

b.        Notwithstanding (a) above, where the Client is an investment company (as defined under the 40 Act), in connection with each Depository utilized by Custodian that is a “securities depository” (as defined in Rule 17f-4 under the 40 Act), Custodian (a) will exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository and (b) will provide, promptly upon request by Client, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

c.        Notwithstanding (a) above, where the Client is an investment company (as defined under the 40 Act), with respect to each Foreign Depository, Custodian will exercise reasonable care, prudence and diligence (a) to provide Client with an analysis of the custody risks associated with maintaining assets with the Foreign Depository and (b) to monitor such custody risks on a continuing basis and promptly notify Client of any material change in such risks. Client acknowledges and agrees that such analysis and monitoring will be made on the basis of, and limited by, information gathered from certain Subcustodians or through publicly available information otherwise obtained by Custodian, and will not include any evaluation of Country Risk Events. If a custody arrangement with a Foreign Depository no longer meets the requirements of Rule 17f-7 under the 40 Act, and the Client directs that the Client’s Foreign Assets must be withdrawn from the depository, Custodian will withdraw such funds as soon as reasonably practicable.

2.5        Agents. Custodian may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it deems appropriate to perform its services hereunder. Except as otherwise specifically provided herein, no such appointment shall discharge Custodian from its obligations hereunder.

2.6        Custodian Actions without Direction. With respect to Securities held hereunder, Custodian shall:

a.        Receive income and other payments due to the Account;

b.        Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

c.        Facilitate access by Client or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of Securities held in the Account (excluding bankruptcy matters);

d.        Forward to Client or its designee information (or summaries of information) that Custodian receives from Depositories or Subcustodians concerning Securities in the Account (excluding bankruptcy matters);

e.        Forward to Client or its designee an initial notice of bankruptcy cases relating to Securities held in the Account and a notice of any required action related to such bankruptcy cases as may be received by Custodian. No further action or notification related to the bankruptcy case shall be required;

f.        Endorse for collection checks, drafts or other negotiable instruments received on behalf of the Account; and

g.        Execute and deliver, solely in its custodial capacity, certificates, documents or instruments incidental to Custodian’s performance under this Agreement.

2.7        Custodian Actions with Direction. Custodian shall take the following actions in the administration of the Account only pursuant to Authorized Instructions:

a.        Settle purchases and sales of Securities and process other transactions, including, without limitation, free receipts and deliveries;

b.        Take actions necessary to settle transactions in connection with futures or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments;and

c.        Deliver Securities in the Account if an Authorized Person advises Custodian that Client has entered into a separate securities lending agreement, provided that Client executes such agreements as Custodian may require in connection with such arrangements.

2.8        Foreign Exchange Transactions. Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Mellon Affiliate acting as a principal or otherwise through customary channels. Client may issue standing Written Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Client. With respect to foreign exchange transactions done through The Bank of New York Mellon’s Global Markets FX Desk, it is acting as a principal counterparty on its own behalf and is not acting as a fiduciary or agent for, or in connection with, the Client, its investment manager or the Account.

SECTION 3– CORPORATE ACTIONS

3.1        Notification. Custodian shall notify Client or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that Custodian in its capacity as custodian has actually received notice of such right or discretionary corporate action from the relevant Subcustodian or Depository. Without actual receipt by Custodian in its capacity as custodian, Custodian shall have no liability for failing to so notify Client.

3.2        Direction. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of Client’s ownership of Securities, Client or its designee shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Authorized Instructions using Custodian generated form or clearly marked as instructions addressed as Custodian may from time to time request, by such time as Custodian shall advise Client or its designee. If Custodian does not receive Authorized Instructions by such deadline, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

3.3        Partial Redemptions, Payments, Etc. Custodian shall promptly advise Client or its designee upon its notification of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within the Account. If Custodian, any Subcustodian or Depository holds any Securities affected by one of the events described, Custodian, the Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

SECTION 4– SETTLEMENT OF TRADES

4.1        Trading Instructions. Promptly after each purchase or sale of Securities by Client, an Authorized Person shall deliver to Custodian Authorized Instructions specifying all information necessary for Custodian to settle such purchase or sale. For the purpose of settling purchases of Securities, Client shall provide Custodian with sufficient immediately available funds for all such transactions by such time and date as conditions in the relevant market dictate.

4.2        Contractual Settlement and Income. Custodian may, as a matter of bookkeeping convenience, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on

Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds that under applicable local law, rule or practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

4.3        Trade Settlement. Transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs. Client understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Client assumes full responsibility for all risks involved in connection with Custodian’s delivery of Securities pursuant to Authorized Instructions in accordance with local market practice.

SECTION 5– DEPOSITS AND ADVANCES

5.1        Deposits. Custodian may hold cash in Accounts or may arrange to have such cash held by a BNY Mellon Affiliate, Subcustodian or Depository. Where cash is on deposit with Custodian, Subcustodian, BNY Mellon Affiliate or a Depository, it will be subject to the terms of this Agreement and such deposit terms and conditions as may be issued by such entity from time to time.

5.2        Sweep. Cash may be swept as directed by Client or its investment manager to investment vehicles offered by Custodian or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an Account after the deadline to be swept into a target vehicle, or when held for short periods of time related to transaction settlements. Client acknowledges that, as part of Custodian’s compensation, Custodian will earn interest on cash balances held by Custodian, including disbursement balances and balances arising from purchase and sale transactions, as provided in Custodian’s indirect compensation disclosures.

5.3        Overdrafts and Indebtedness. Custodian may, in its sole discretion, advance funds in any currency hereunder. Custodian may also, in its sole discretion, advance funds into a Control Agreement Account for the purpose of providing temporary support for the obligations of Client under the applicable Control Agreement, which advance shall be considered an advance hereunder. If an overdraft occurs in any Account or any Control Agreement Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Client is for any other reason indebted to Custodian, Custodian shall be entitled, and the Client authorizes Custodian, to collect from any Account or any Control Agreement Account (subject and subordinate to the rights of the applicable Secured Party as provided under such Control Agreement) the amount of the advance, overdraft or indebtedness, plus accrued interest at a rate then charged by Custodian to its institutional custody clients in the relevant currency.

5.4        Securing Repayment. In order to secure repayment of Client’s obligations and liabilities (whether or not matured) to Custodian or any BNY Mellon Affiliate under this Agreement or any Control Agreement, and without limiting BNY Mellon’s or such BNY Mellon Affiliate’s rights under applicable law or any other agreement, Client hereby pledges and grants to Custodian a continuing first lien and security interest in, and right of setoff against(a) all of Client’s right, title and interest in and to all Accounts and all Control Agreement Accounts and the Securities, money and other property now or hereafter held in such Accounts and Control Agreement Accounts (including proceeds thereof, and (b) any other property at any time held by Custodian for Client; provided that the Client does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act). If any advance of funds is made by Custodian to purchase, or to make payment on or against delivery of Securities held in any Account hereunder, or any Control Agreement Account, Custodian shall have a continuing security interest in and right of setoff against such Securities and the proceeds thereof, until such time as Custodian is repaid the amount of such advance. Client represents that it owns the Securities in the Accounts and the Control Agreement Accounts free and clear of all liens, claims, security interests and encumbrances (except, in the case of the Accounts, those granted herein and, in the case of the Control Agreement Accounts, those granted in the relevant Control Agreement). Custodian’s security interest shall be a first priority lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute or, in the case of the Control Agreement Accounts, those granted in the applicable Control Agreement), and Client shall take any and all additional steps which are required to assure Custodian of such priority and status, including notifying third parties or obtaining their consent to, Custodian’s security interest.

5.5        Setoff. Custodian has the right to debit any cash in the Accounts and the Control Agreement Accounts (subject and subordinate, in the case of a Control Agreement, to the rights of the applicable Secured Party as provided under the applicable Control Agreement) for any amount payable by Client in connection with any and all obligations of Client to Custodian or any BNY Mellon Affiliate arising under this Agreement or a Control Agreement. In addition to the rights of Custodian under applicable law and other agreements, at any time when Client shall not have honored any and all of its obligations to Custodian or a BNY Mellon Affiliate arising under this Agreement or a Control Agreement, Custodian shall have the right, with five (5) days prior notice to Client, unless Custodian reasonably determines that giving prior notice will be detrimental, to retain or set-off against such obligations of Client any cash Custodian or a BNY Mellon Affiliate may directly or indirectly hold for Client, and any obligations (whether or not matured) that

Custodian or a BNY Mellon Affiliate may have to Client in any currency. Any such asset of, or obligation to, Client may be transferred to Custodian and any BNY Mellon Affiliate in order to effect the above rights.

SECTION 6– TAXES, REPORTS AND RECORDS

6.1        Tax Obligations. Client shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Securities held on behalf of Client and any transaction related thereto. To the extent that Custodian has received relevant and necessary information with respect to the Account, Custodian shall perform the following services with respect to Tax Obligations:

a.        Custodian shall, upon receipt of sufficient information, file claims for exemptions or refunds with respect to withheld foreign (non-United States) taxes in instances in which such claims are appropriate;

b.        Custodian shall withhold appropriate amounts, as required by United States tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Written Instructions; and

c.        Custodian shall provide to Client such information received by Custodian that could, in Custodian’s reasonable belief, assist Client or its designee in the submission of any reports or returns with respect to Tax Obligations. An Authorized Person shall inform Custodian in writing as to which party or parties shall receive information from Custodian.

6.2        Pricing and Other Data. In providing Market Data related to the Account in connection with this Agreement, Custodian is authorized to use Data Providers. Custodian may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct Custodian to override its usual procedures and Market Data sources. Custodian shall be entitled to rely without inquiry on all Market Data (and all Authorized Instructions related to Market Data) provided to it, and Custodian shall not be liable for any Losses incurred as a result of Market Data that contains errors or that is inaccurate or incomplete. Client acknowledges that certain pricing or valuation information may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may be material. Custodian shall not be required to inquire into the pricing of any Securities or other assets even though Custodian may receive different prices for the same Securities or assets. Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon Client’s use of the Market Data. The additional terms and conditions can be found on the Data Terms Website. Client agrees to those terms as they are posted in the Data Terms Website from time to time. Certain Third Party Service Providers may not utilize Client’s directed price due to system constraints or differing data sources. Performance measurement and analytic services may use different data sources than those used by Custodian to provide Market Data for the Account, which may result in differences between custodial reports and performance measurement and analytic reports.

6.3        Statements and Reports. Custodian shall make available to Client a monthly report of all transfers to or from the Accounts and a statement of all holdings in the Accounts as of the last Business Day of each month. Client may elect to receive certain information electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Client acknowledges that such transmissions are not encrypted and therefore are not secure. Client further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Client or any person claiming by or through Client as a result of the use of such methods.

6.4        Review of Reports. If, within ninety (90) days after Custodian makes available to Client a statement with respect to the Accounts, Client has not given Custodian written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, Custodian shall not be liable for any claims concerning such statements.

6.5        Inspection of Books and Records.

a.        Client shall have the right, at its own expense and with reasonable prior written notice to Custodian, to inspect Custodian’s books and records directly relating to the Account during normal business hours or to designate an accountant to make such inspection.

b.        Where the Client is an investment company (as defined under the 40 Act), the books and records directly pertaining to the Accounts which are in the possession of the Custodian shall be the property of the Client. Such books and records shall be prepared and maintained as required by the 40 Act and the rules thereunder. The Client, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours. Upon the reasonable request of Client, copies of any such books and records shall be provided by Custodian to the Client or its authorized representative.

6.6        Required Disclosure. With respect to Securities that are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or that are issued by an issuer registered under the 40 Act, Section 14(b) of the Exchange Act and Rule 14b-2 promulgated thereunder require Custodian to disclose to issuers of such Securities, upon their request, the name, address and securities position of Custodian’s clients who are “beneficial owners” (as defined in the Exchange Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Exchange Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. Client represents that it is the beneficial owner of the Securities held in Accounts in Client’s own name (i.e., proprietary accounts). As beneficial owner of such Securities, Client has designated on the signature page hereof whether it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Exchange Act for the specific purpose of direct communications between such issuer and Client.

With respect to Securities issued outside the United States, Custodian shall disclose information required by any Depository, the laws or regulations of the relevant jurisdiction, rules of the relevant stock exchange or organizational documents of an issuer. Custodian is also authorized to supply any information regarding the Accounts that is required by any law, regulation or rules now or hereafter in effect. Client agrees to supply Custodian with any required information if it is not otherwise reasonably available to Custodian.

6.7        Centralized Functions. The Client understands that The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The Client also understands that the BNY Mellon Group may centralize in one or more affiliates, subsidiaries or unaffiliated service providers certain activities, including audit, accounting, administration, risk management, legal, compliance, sales, marketing, relationship management, and the storage, maintenance, aggregation, processing and analysis of information and data regarding the Client and the Account(s). Consequently, the Client hereby consents and authorizes Custodian to disclose to other members of the BNY Mellon Group (and their respective officers, directors and employees) information and data regarding the Client, its employees and representatives, and the Account(s) established pursuant to this Agreement in connection with the foregoing activities. To the extent that information and data includes personal data encompassed by relevant data protection legislation applicable to the Client, the Client represents and warrants that it is authorized to provide the foregoing consents and authorizations and that the disclosure to Custodian will comply with the relevant data protection legislation. The Client acknowledges and agrees that information concerning the Client may be disclosed to unaffiliated service providers who are required to maintain the confidentiality of such information, to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates, and otherwise as required by law.

SECTION 7– PROVISIONS REGARDING CUSTODIAN

7.1        Standard of Care. Custodian shall exercise the reasonable care of a professional bank custodian for hire providing similar services to those set forth in this Agreement.

7.2        Duties. The duties of Custodian shall only be those specifically undertaken pursuant to this Agreement and shall be subject to such other limits on liability as are set out herein.

7.3        Limitation on Liability.

a.        Except as expressly otherwise noted herein, Custodian shall not be liable for Losses incurred by or asserted against the Client unless the Losses arise out of Custodian’s negligence or willful misconduct.

b.        Custodian shall not be liable for indirect, consequential or special damages arising in connection with this Agreement even if Custodian has been advised of the possibility of such damages;

c.        Custodian shall not be responsible for the title, validity or genuineness of any Securities or evidence of title thereto received by it or delivered by it pursuant to this Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market;

d.        Custodian shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to the Account;

e.        Custodian shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment;

f.        Custodian may obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice;

g.        Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account and shall have no liability with respect to Client’s or an Authorized Person’s decision to invest in Securities or to hold cash in any currency;

h.        Custodian shall have no responsibility if the rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders at any time prohibit or impose burdens or costs on the transfer of Securities or cash to, by or for the account of Client; and

i.        Custodian shall have no liability for any Losses arising from the insolvency of any Person, including but not limited to a Subcustodian, Depository, broker, bank, and a counterparty to the settlement of a transaction or to a foreign exchange transaction, except as provided in Sections 2.2 and 2.3 above.

7.4        Gains. Where an error or omission has occurred under this Agreement, Custodian may take such remedial action as it considers appropriate under the circumstances and, provided that Client is put in the same or equivalent position as it would have been in if the error or omission had not occurred, any favorable consequences of Custodian’s remedial action shall be solely for the account of Custodian, without any duty to report to Client any loss assumed or benefit received by it as a result of taking such action.

7.5        Force Majeure. Notwithstanding anything in this Agreement to the contrary, Custodian shall not be responsible or liable for any failure to perform under this Agreement or for any Losses to the Account resulting from any event beyond Custodian’s reasonable control.

7.6        Fees. Client shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. Client shall also reimburse Custodian for out-of-pocket expenses that are a normal incident of the services provided hereunder.

7.7        Indemnification. Client shall indemnify and hold harmless Custodian from and against all Losses, including reasonable counsel fees and expenses, relating to or arising out of the performance of Custodian’s obligations under this Agreement, except to the extent resulting from Custodian’s negligence or willful misconduct. The parties agree that the foregoing shall include reasonable counsel fees and expenses incurred by Custodian in its successful defense of claims that are asserted by Client against Custodian relating to or arising out of the performance of Custodian’s obligations under this Agreement. This section shall survive the termination of this Agreement.

SECTION 8– AMENDMENT; TERMINATION; ASSIGNMENT

8.1        Amendment. This Agreement may be amended only by written agreement between Client and Custodian.

8.2        Termination. Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, Client shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Written Instruction concerning the transfer of custody of records, Securities and other items as Client shall give; provided that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities, cash or other property remain in any Account after termination, Custodian may deliver to Client such Securities, cash and other property. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

8.3        Successors and Assigns. This Agreement is not assignable by either party without the prior written consent of the other, except that (i) Custodian may assign this Agreement to any BNY Mellon Affiliate, and (ii) any entity, that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the institutional custody business of Custodian shall, upon such succession and without any appointment or other action by Client, be and become successor custodian hereunder, in each (i) and (ii) with no less than 90 days prior notice to Client. Custodian agrees to provide notice of such successor custodian to Client. Any assignment in violation of this provision shall be voidable at the option of the non-assigning party. This Agreement shall be binding upon, and inure to the benefit of, Client and Custodian and their respective successors and permitted assigns.

SECTION 9– ADDITIONAL PROVISIONS

9.1        Non-Custody Assets. As an accommodation to Client, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on statements securities and other assets (including time deposits) not held by, or under the control of, Custodian. Non-Custody Assets shall be designated on Custodian’s books as “shares not held” or by other similar characterization. Client acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Assets, that Custodian shall rely, without independent verification, on information provided by Client or its designee regarding Non-Custody Assets (including but not limited to positions and market valuations), and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on Custodian’s books or set forth on account statements concerning Non-Custody Assets.

9.2        Appropriate Action. Custodian is hereby authorized and empowered, in its sole discretion, to take any action with respect to an Account that it deems necessary or appropriate to perform its obligations specifically set forth in this Agreement.

9.3        Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflict of laws provisions. The parties consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute hereunder. Client irrevocably waives any objection it may now or hereafter have to venue in such court and any claim that a proceeding brought in such court has been brought in an inconvenient forum. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

9.4        Sovereign Immunity. To the extent that in any jurisdiction Client may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Client irrevocably agrees not to claim, and it hereby waives, such immunity.

9.5        Representations and Warranties.

a.        Each party represents and warrants to the other that (i) it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement, (ii) the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms, and (iii) it is conducting its business in substantial compliance with all applicable laws and there is no administrative, civil or criminal proceeding pending or to its knowledge, threatened against it that could have a material adverse effect on its ability to perform its obligations hereunder.

b.        Custodian represents and warrants to Client that (a) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder, and (b) it satisfies the requirements and is qualified to act as a custodian or foreign custody manager to open- end management investment companies or closed-end investment companies, as the case may be, under the provisions of the 40 Act and warrants that it will remain so qualified and upon ceasing to be so qualified, shall promptly notify the Client in writing.

c.        Client represents and warrants to Custodian that (i) it or the relevant investment manager has determined that the custody arrangements of each Depository maintaining “Foreign Assets” (as defined in Rule 17f-5 under the 40 Act) provide reasonable safeguards against the custody risks associated with maintaining assets with such Depository within the meaning of Rule 17f-7 under the 40 Act and (ii) it shall manage its borrowings, including without limitation any advance or overdraft (including any daylight overdraft) in an Account, so that the aggregate of its total borrowings for each Series do not exceed the amount such Series is permitted to borrow under the 40 Act.

9.6        Sanctions.

a.        Throughout the term of this Agreement, Client (i) shall maintain, and comply with, an Economic Sanctions Compliance Program which includes measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing Securities or transactions; (ii) shall ensure that neither Client nor any of its affiliates, directors, officers, employees or clients (to the extent such clients are covered by this Agreement) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the Accounts in any manner that would result in a violation of Sanctions.

b.        Client will promptly provide to Custodian such information as Custodian reasonably requests in connection with the matters referenced in this Section, including information regarding the Accounts, the Securities held or to be held in such

Accounts, the source thereof, and the identity of any individual or entity having or claiming an interest therein. Custodian may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section. If Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, Custodian will inform Client as soon as reasonably practicable.

9.7        USA PATRIOT Act Notice. Client hereby acknowledges that Custodian is subject to federal laws, including the Client Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Client. Accordingly, prior to opening an Account hereunder Custodian will ask Client to provide certain information including, but not limited to, Client’s name, physical address, tax identification number and other information that will help Custodian to identify and verify Client’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Client agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies Client’s identity in accordance with Custodian’s CIP.

9.8        Non-Fiduciary Status. Client hereby acknowledges and agrees that Custodian is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder.

9.9        Notices. Notices shall be in writing and shall be addressed to Custodian or Client at the address set forth on the signature page or such other address as either party may designate in writing to the other. All notices shall be effective upon receipt.

9.10        Entire Agreement. This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied.

9.11        No Third Party Beneficiaries. In performing hereunder Custodian is acting solely on behalf of Client and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

9.12        Execution in Counterparts. This Agreement and any schedules and amendments thereof shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) a DocuSign® electronic signature, (ii) an original, manual signature, or (iii) a faxed, scanned or photocopied manual signature. Each DocuSign®, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

9.13        Special Resolution Regime.

a.        In the event Custodian becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from Custodian will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

b.        In the event Custodian or any of its affiliates becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to this Agreement that may be exercised against Custodian are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if this Agreement were governed by the laws of the United States or a State of the United States.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the latest date set forth below.

Authorized Officer of:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Date:

Addresses for Notice: 240 Greenwich St., 4th Floor New York, New York 10286 Attention: Markets – Segregation segregation.default@bnymellon.com

Each of the Clients listed on Appendix I

By:
Name:
Title:
Date:

Pursuant to Section 6.6, as Beneficial Owner:

[ ] Client OBJECTS to disclosure

[ ] Client DOES NOT OBJECT to disclosure
IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CLIENT.

APPENDIX I

2

CERTIFICATE OF AUTHORIZED PERSONS

(Customer - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting                                                                             of                                                                                                                                    (the “Corporation”), and further certifies that the following officers or employees of the Corporation have been duly authorized in conformity with the Corporation’s Articles of Incorporation and By-Laws to deliver Oral and Written Instructions to The Bank of New York Mellon (“BNYM”) pursuant to the Custody Agreement between the Corporation and BNYM dated                            , and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of authorized individuals you may currently have on file.

[corporate seal]

Title:

Date:

3

CUSTODY ACCOUNT AGENCY AUTHORIZATION

Reference is made to the Custody Agreement (the “Custody Agreement”) dated as of                                                     between                                                                                                                                                                             (“Customer”) and The Bank of New York Mellon (“BNYM”).

This is to advise BNYM that for the account(s) identified below Customer has duly authorized the following investment managers (each, an “Investment Manager”) to act as Customer’s agent for the purpose of (a) delivering Oral and Written Instructions to BNYM (as defined in the Custody Agreement), and/or (b) buying and selling foreign currency (on a spot and forward basis) and options to buy and sell foreign currency, as such purposes are designated below, and to confirm to BNYM that all actions taken by BNYM in reliance upon such authorization (whether in its capacity as custodian or counterparty) shall be binding on Customer and the beneficial owner of such account(s).

Investment Manager	Account Title/Number	Inst.	F/X

[corporate seal]

By

Title:

Date:

CERTIFICATE OF AUTHORIZED PERSONS

(Investment Manager - Oral and Written Instructions)

Re:	Account Name:

Account Number:

The undersigned hereby certifies that he/she is the duly elected and acting                                                 of                                                                                                                                                 (the “Investment Manager”), and further certifies that the following officers or employees of the Investment Manager have been duly authorized in conformity with the Investment Manager’s organizational documents to deliver oral and written instructions to The Bank of New York Mellon (“BNYM”) with respect to the above-referenced Account, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of authorized individuals you may currently have on file.

[seal]

Title:
Date:

CERTIFICATE OF AUTHORIZED PERSONS

(Customer - Foreign Exchange)

The undersigned hereby certifies that he/she is the duly elected and acting                                                 of                                                                                                                                                 (the “Corporation”), and further certifies that the following officers or employees of the Corporation have been duly authorized in conformity with the Corporation’s Articles of Incorporation and By-Laws to enter into contracts with The Bank of New York Mellon (“BNYM”) to buy and sell foreign currency (on a spot and forward basis) and options to buy and sell foreign currency on behalf of the Corporation or any Account (“F/X Transactions”), and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

and further certifies that the following officers or employees of the Corporation have been duly authorized in conformity with the Corporation’s Articles of Incorporation and By-Laws to confirm, orally and in writing, the terms of F/X Transactions entered with BNYM, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of authorized individuals you may currently have on file.

[corporate seal]

Title:

Date:

CERTIFICATE OF AUTHORIZED PERSONS

(Investment Manager - Foreign Exchange)

Re:	Account Name:

Account Number:

The undersigned hereby certifies that he/she is the duly elected and acting                                                 of                                                                                                                                                 (the “Investment Manager”), and further certifies that the following officers or employees of the Investment Manager have been duly authorized in conformity with the Investment Manager’s organizational documents to enter into contracts with The Bank of New York Mellon (“BNYM”) to buy and sell foreign currency (on a spot and forward basis) and options to buy and sell foreign currency on behalf of the above-referenced Account (“F/X Transactions”), and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

and further certifies that the following officers or employees of the Investment Manager have been duly authorized in conformity with the Investment Manager’s organizational documents to confirm, orally and in writing, the terms of F/X Transactions entered by the Investment Manager with BNYM, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of authorized individuals you may currently have on file.

[seal]

Title:

Date: